UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2

TO

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

SYNTHETIC BIOLOGICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Explanatory Note

This Amendment No. 2 to Schedule 14A (this “Amendment”) is being filed solely to amend and replace the sample proxy card included in the Definitive Proxy Statement filed by Synthetic Biologics, Inc. (the “Company”) with the Securities and Exchange Commission on August 17, 2021 (the “Proxy Statement”). After filing the Proxy Statement, the Company discovered that, due to a clerical error, an incorrect version of the sample proxy card was inadvertently filed with the Proxy Statement.

Please note that no changes have been made to the body of the Proxy Statement and that a correct version of the proxy card has been included in the Proxy Statement being mailed to the Company’s stockholders. This Amendment applies only to the version of the sample proxy card originally filed with the Proxy Statement.

Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, adminis trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. :INTERNET/MOBILE – www.proxypush.com/syn Use the Internet to vote your proxy until 11:59 p.m. (ET) on September 20, 2021. (PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (ET) on September 20, 2021. *MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 The Board of Directors Recommends a Vote FOR all nominees listed in Items 1 and FOR Items 2, 3 and 4. 1.Election of directors: 01 Jeffrey J. Kraws03 John Monahan■Vote FOR■Vote WITHHELD 02 Steven A. Shallcross04 Jeffrey Wolf, J.D.all nomineesfrom all nominees (except as marked) (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2.Ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2021.■For■Against■Abstain 3.Approval of an amendment to our Articles of Incorporation to effect an increase in our authorized number of shares of common stock from 200,000,000 to 350,000,000.■For■Against■Abstain 4.Authorization of an adjournment of the 2021 Annual Meeting of Stockholders, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 3.■For■Against■Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Address Change? Mark box, sign, and indicate changes below: ■ Date _____________________________________

Synthetic Biologics, Inc. 9605 Medical Center Drive, Suite 270 Rockville, MD 20850proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on September 21, 2021. The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” all nominees listed in Item 1 and “FOR” Items 2, 3 and 4. By signing the proxy, you revoke all prior proxies and appoint Steven A. Shallcross with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. Synthetic Biologics, Inc. ANNUAL MEETING OF STOCKHOLDERS September 21, 2021 9:30 A.M. (Eastern Time) Synthetic Biologics Corporate Headquarters 9605 Medical Center Drive, Suite 270 Rockville, MD 20850 See reverse for voting instructions.